Exhibit 99.1

COMBIMATRIX HIRES R. WESLIE TYSON, M.D., AS CHIEF MEDICAL OFFICER

Veteran Pediatric and Perinatal Pathologist with Strong Focus on Recurrent Pregnancy Loss

IRVINE, California, March 10, 2014 (GLOBE NEWSWIRE) — CombiMatrix Corporation (NASDAQ: CBMX), a molecular diagnostics company specializing in DNA-based testing services for developmental disorders and cancer diagnostics, today announced that veteran pediatric pathologist R. Weslie Tyson, M.D. (Wes), has been hired as Chief Medical Officer, effective April 8, 2014.  Dr. Tyson, 56, will report directly to CombiMatrix President and CEO Mark McDonough.

He will replace Richard D. Hockett, Jr., M.D., as Chief Medical Officer, whose resignation was disclosed in a Form 8-K filed with the Securities and Exchange Commission on February 24, 2014.

Dr. Tyson has been a practicing pediatric and perinatal pathologist for 24 years, and has practiced perinatal and pediatric pathology in the Denver community for the past 20 years.  He was with The Children’s Hospital in Denver from 1993 to 1998.  He comes to CombiMatrix from UniPath, a multispecialty pathology group that staffs eight metro hospitals and a large central laboratory.  Dr. Tyson founded the Pediatric/Neonatology section of UniPath and has directed the pediatric and perinatal service for UniPath since 1999.

“We continue to add talent to an already outstanding medical team and are very pleased to welcome to our executive team a pediatric pathologist with Dr. Tyson’s background and passion for preventing recurrent pregnancy loss, who also understands the demands of clinicians,” McDonough said.  “We believe Wes’ background and experience will be invaluable as we continue to execute our strategy to establish a dominant position in the prenatal and pediatric markets and become the premier independent laboratory focused on delivering microarray technologies.”

Dr. Tyson began his clinical practice at the Kosair Children’s Hospital and the University of Louisville and was there from 1990 to 1993.

He has published multiple articles, given extensive presentations and has been recognized by families and peers for his work and expertise in the area of perinatal pathology and poor pregnancy outcome.

Dr. Tyson attended medical school at the University of Colorado where he received his M.D. degree and also undertook his residency in anatomic pathology.   He spent a fourth year at the University of Colorado Medical School specializing in clinical genetics followed by a two-year fellowship in pediatric and perinatal pathology at the University of British Columbia Women and Children’s Hospitals.  He is a member of Phi Beta Kappa, Alpha Omega Alpha, and the Society of Pediatric Pathology.

About CombiMatrix Corporation

CombiMatrix Corporation provides valuable molecular diagnostic solutions and comprehensive clinical support to foster the highest quality in patient care. CombiMatrix specializes in miscarriage analysis, prenatal testing and pediatric genetics, offering DNA-based testing for the detection of genetic abnormalities beyond what can be identified through traditional methodologies. CombiMatrix performs genetic testing utilizing a variety of advanced cytogenomic techniques, including chromosomal microarray, standardized and customized fluorescence in situ hybridization (“FISH”) and high-resolution karyotyping. CombiMatrix is dedicated to providing high-level clinical support for healthcare professionals in order to help them incorporate the results of complex genetic testing into patient-centered medical decision making. Additional information about CombiMatrix is available at www.combimatrix.com or by calling 1-800-710-0624.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  These statements are based upon our current expectations, speak only as of the date hereof and are subject to change.  All statements, other than statements of historical fact included in this press release, are forward-looking statements.  Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “goal,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words and include, but are not limited to, statements regarding management’s future business, operational and strategic plans, adding talent to our medical team, and our strategy to establish a dominant position in the prenatal and pediatric markets and become the premier independent laboratory focused on delivering microarray technologies.  These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement.  The risks and uncertainties referred to above include, but are not limited to:  our ability to successfully expand the base of our customers and strategic partners, add to the menu of our diagnostic tests in both of our primary markets, develop and introduce new tests and related reports, optimize the reimbursements received for our microarray testing services, and increase operating margins by improving overall productivity and expanding sales volumes; our ability to successfully accelerate sales, steadily increase the size of our customer rosters in both prenatal and developmental genetic testing markets; our ability to attract and retain a qualified sales force in wider geographies and to attract and retain a qualified medical team; rapid technological change in our markets; changes in demand for our future services; legislative, regulatory and competitive developments; general economic conditions; and various other factors.  Further information on potential factors that could affect our financial results is included in our Annual Report on Form 10-K, Quarterly Reports of Form 10-Q, and in other filings with the Securities and Exchange Commission.  We undertake no obligation to revise or update publicly any forward-looking statements for any reason, except as required by law.

Company Contact:	Investor Relations / Media Contact:
Mark McDonough	Rene Caron
President & CEO, CombiMatrix Corporation	Allen & Caron, Inc.
Tel (949) 753-0624	Tel (949) 474-4300
rene@allencaron.com

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